                              PART II,  ITEM 6(a)


EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
CAPITOL BANCORP LTD.



                                                                    Three Months Ended                   Six Months Ended
                                                                         June 30                             June 30
                                                             -------------------------------     --------------------------------
                                                                  1996             1995               1996             1995
                                                             --------------   --------------     --------------   ---------------
Primary Net Income Per Share:

  Weighted average number of common shares outstanding           3,600,354        3,323,656          3,538,616         3,316,962

  Net effect of dilutive stock options and warrants--
    based on the treasury stock method or modified
    treasury stock method, as applicable                           111,740           61,397            116,020            58,140
                                                             --------------   --------------     --------------   ---------------
                                                Total            3,712,094        3,385,053          3,654,636         3,375,102
                                                             ==============   ==============     ==============   ===============

  Net income for the period                                  $   1,148,151    $     663,919      $   2,249,185    $    1,201,315
                                                             ==============   ==============     ==============   ===============

  Net income per share                                       $         .31    $         .20      $         .61    $          .36
                                                             ==============   ==============     ==============   ===============

Fully Diluted Net Income Per Share (A)                       $         .31    $         .20      $         .61    $          .36
                                                             ==============   ==============     ==============   ===============



(A) Same as for primary net income per share since dilution is less than 3% or is otherwise not applicable for the period.